Exhibit 99.1

MarkWest Energy Partners Announces Public Offering of $1.0 Billion of Senior Notes Due 2023

DENVER—(BUSINESS WIRE)—January 7, 2013—MarkWest Energy Partners, L.P. (NYSE: MWE) (the “Partnership”) and its subsidiary MarkWest Energy Finance Corporation announced today that, subject to market conditions, they intend to commence a public offering of $1,000,000,000 in aggregate principal amount of senior unsecured notes due 2023 (the “Notes”).

The Partnership intends to use a portion of the net proceeds from the Notes offering, together with cash on hand resulting in part from its recent equity offerings, to fund the redemption of all of its outstanding 8.75% Senior Notes due 2018, and a portion of its 6.5% Senior Notes due 2021 and 6.25% Senior Notes due 2022, with the balance of such proceeds to be used to fund the Partnership’s capital expenditure program, for general working capital and for other general partnership purposes. Any redemption of these series of senior notes will be made by separate notice to holders of such senior notes and nothing in this press release is intended to constitute such notice.

Barclays, BofA Merrill Lynch, Citigroup, Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley, Natixis, RBC Capital Markets, SunTrust Robinson Humphrey, UBS Investment Bank, US Bancorp, and Wells Fargo Securities are acting as joint book-running managers for the Notes offering. The Notes offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

•                  Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at barclaysprospectus@broadridge.com, or Toll-Free: (888) 603-5847;

•                  BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038. By email at dg.prospectus_requests@baml.com;

•                  Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at batprospectusdept@citi.com, or Toll-Free: (800) 831-9146;

•                  Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282. By email at prospectus-ny@ny.email.gs.com, or Toll-Free: (866) 471-2526;

•                  J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717.  Toll-Free: (866) 803-9204;

•                  Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014. By email at prospectus@morganstanley.com, or Toll-Free: (866) 718-1649;

•                  Natixis, Attention: Natixis Securities Americas LLC Fixed Income Syndicate, 1251 Avenue of the Americas (4th floor), New York, NY 10020. Toll-Free: (866) 245-0436;

•                  RBC Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098. By email at CM-USA-Prospectus@rbc.com, or Toll-Free: (877) 280-1299;

•                  SunTrust Robinson Humphrey, Attention: High Yield Syndicate, 333 Peachtree Road, 10th Floor, Atlanta, GA 30326.  By phone: (404) 926-5052;

•                  UBS Investment Bank, Attention: Prospectus Dept., 299 Park Avenue, New York, NY 10171. Toll-Free: (877) 827-6444, ext. 561 3884;

•                  US Bancorp, Attention: Stephen Philipson — High Yield Syndicate, 214 North Tryon Street, Charlotte, NC 28202.  By email at stephen.philipson@usbank.com, or Toll-Free: (877) 558-2607; or

•                  Wells Fargo Securities, LLC, 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202. By email at cmclientsupport@wellsfargo.com, or Toll-Free: (800) 326-5897.

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The Notes are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk

Factors.” MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, 866-858-0482

Chairman, President & CEO

or

Nancy Buese, 866-858-0482

Senior VP & CFO

or

Josh Hallenbeck, 866-858-0482

VP of Finance & Treasurer

investorrelations@markwest.com